Exhibit 10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement No. 33- 37103 on Form N-1A of our report dated January 18, 2006, relating to the financial statements and financial highlights of Merrill Lynch Utilities and Telecommunications Fund, Inc. (the "Fund") (to be renamed BlackRock Utilities and Telecommunications Fund, Inc.) appearing in the Annual Report on Form N-CSR of the Fund for the year ended November 30, 2005, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
August 22, 2006